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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 (Amendment No. 13: 811-5639) of our report dated February 13, 1996, relating to the USF&G Pacholder Fund, Inc., incorporated by reference in the Statement of Additional Information and to the reference to us under the caption "Experts", in such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Dayton, Ohio
December 3, 1996